Exhibit C

Letter of Transmittal

Regarding Shares in

CAZ Strategic Opportunities Fund Tendered Pursuant to the Offer to Purchase
Dated May 15, 2025

This Letter of Transmittal Must Be
Received by

CAZ Strategic Opportunities Fund

by June 13, 2025.

The Offer and Withdrawal Rights Will Expire
at 11:59 p.m., Eastern time, on
June 13, 2025, Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

CAZ Strategic Opportunities Fund at the applicable address listed below

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by June 13, 2025.

Overnight Delivery:	Regular Mail:
CAZ Strategic Opportunities Fund	CAZ Strategic Opportunities Fund
4221 N 203rd Street, Suite 100	PO Box 541150
Elkhorn, NE 68022	Omaha, Nebraska 68154

For additional information please call (833) 957-4795.

Ladies and Gentlemen:

The undersigned hereby tenders to CAZ Strategic Opportunities Fund, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated May 15, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement account, please contact your representative or agent for assistance in completing the transaction documents.

LETTER OF TRANSMITTAL

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder:

SSN/TIN:

Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

[_]	All of the undersigned’s Shares.
[_]	That amount of the undersigned’s Shares having the following dollar value:

Class E Shares $_____________________ Class F Shares $_____________________

Class I Shares $_____________________ Class R Shares $_____________________

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

[_]	That amount of the undersigned’s Shares whose value is in excess of the minimum initial investment applicable for the Fund.

PART 3. WIRE INSTRUCTIONS (IRA or retirement account proceeds will be sent to the Custodian)

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

* For anti-money laundering and account security purposes, the name on the bank account must match the CAZ Strategic Opportunities Fund account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 4. SIGNATURE(S):

Shareholder Signature

Name of Shareholder:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)
(If two signatures are required, both must sign)
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory, if entity shareholder)

Custodian Signature (for custodial IRA and retirement plan accounts only)

Name of Custodian:
Signature:		Month	Day	Year
(Signature of Authorized Signatory)

(Title/Capacity of Authorized Signatory)

Medallion Signature Guarantee

Overnight Delivery:	Regular Mail:
CAZ Strategic Opportunities Fund	CAZ Strategic Opportunities Fund
4221 N 203rd Street, Suite 100	PO Box 541150
Elkhorn, NE 68022	Omaha, Nebraska 68154

For additional information please call (833) 957-4795

Please note: IRA and retirement account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated in the Offer to Purchase Shares.